UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2007

SILICON GRAPHICS, INC.

(Exact name of registrant specified in its charter)

Delaware	001-10441	94-2789662
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1140 East Arques Ave., Sunnyvale, California 94085

(Address of principal executive offices, including Zip Code)

Registrant’s telephone, including area code: (650) 960-1980

1200 Crittenden Lane, Mountain View, California 94043-1351

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

At a meeting of the Board of Directors (the “Board”) of Silicon Graphics, Inc. (the “Company”) on January 31, 2007, the Board elected Ms. Joanne O’Rourke Isham to be a Class II director of the Board. Ms. Isham will serve a term expiring at the Company’s 2008 Annual Meeting of Stockholders. The Board also appointed Ms. Isham to be a member of the Compensation and Human Resources Committee and the Corporate Governance and Nominating Committee of the Board.

Ms. Isham is currently the Vice President of Strategic Development, National Securities Solutions, BAE Systems, a position she has held since June 2006. Prior to joining BAE Systems and since August 2001, Ms. Isham served as the Deputy Director of the National Geospatial-Intelligence Agency. Before that, she served as the Deputy Director for Science and Technology at the Central Intelligence Agency (“CIA”). Ms. Isham held several other senior management positions in the CIA and intelligence community organizations since joining the CIA in 1977. Ms. Isham has received numerous awards throughout her career, including the National Intelligence Medal of Achievement. Ms. Isham is a graduate of University of Notre Dame.

In connection with her service as a director, Ms. Isham will receive the Company’s standard non-employee director cash and equity compensation. Ms. Isham will receive an annual cash Board retainer of $25,000, and an additional retainer of $10,000 for serving on the committees of the Board. Ms. Isham will also receive a fee of $2,000 for each Board meeting attended and a fee of $1,000 for each committee meeting attended in excess certain number of meetings per year. In connection with her election to the Board, Ms. Isham will receive automatically an initial non-employee director stock option grant for 12,500 shares under the Company’s Management Incentive Plan (the “Plan”). Pursuant to the Board’s equity grant policy, the grant date for the option will be on February 15, 2007. The option will have an exercise price equal to the average of high and low per-share prices of the Company’s common stock on the grant date. 100% of the option will vest on the first anniversary of the grant date and have a term of five years. In addition, the option will vest in full immediately upon certain changes in control of the Company.

Ms. Isham and the Company will enter into the Company’s standard form of director Indemnification Agreement, pursuant to which, subject to certain exceptions and limitations, the Company agrees to hold harmless and indemnify Ms. Isham to the fullest extent permitted by law against all expenses, judgments, fines and settlement amounts incurred by her in connection with any threatened, pending or completed action, suit or proceeding arising out of her services as a director. The foregoing description is qualified in its entirety by the full text of the form of Indemnification Agreement, which was filed as Exhibit 10.1 to the Company’s Form 10-Q filed on September 29, 2006 and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON GRAPHICS, INC.

Date: February 5, 2007	By:	/s/ Barry Weinert
	Name:	Barry Weinert
	Title:	Vice President and General Counsel